Exhibit 1.01

Conflict Minerals Report
For 2015, we have completed our analysis of the suppliers for our Kindle e-readers, Fire tablets, Fire TV, Echo, and related accessories (collectively, Kindle/Fire products). A majority of these suppliers certified that they: did not use gold, tin, tungsten, or tantalum in parts or components for our Kindle/Fire products; did not source these minerals from the Democratic Republic of the Congo or an adjoining country, referred to as the DRC region; or sourced these minerals from a certified conflict-free smelter or refiner. The remaining suppliers are still completing investigations of their supply chains. As discussed in the Conclusion, for 2015, we identified no suppliers that were sourcing minerals through a supply chain that benefitted armed groups in the DRC region.
Pursuant to the Securities and Exchange Commission’s conflict minerals rules, we designed our due diligence on the source and chain of custody of the gold, tin, tungsten, and tantalum in our Kindle/Fire products in accordance with the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold. We undertook the steps described below as part of our due diligence process:
Establish strong company management systems
We are committed to avoiding the use of minerals that have fueled conflict, and we expect our suppliers to support our efforts to identify the origin of gold, tin, tungsten, and tantalum used in products that we manufacture or contract to manufacture. Our policy is reflected in our Supplier Code of Conduct, available at http://www.amazon.com/gp/help/customer/display.html/ref=hp_left_cn?ie=UTF8&nodeId=200885140, which we communicate to our suppliers through our supplier screening process, contracts with suppliers, or by sending our suppliers a copy of the Supplier Code.
In 2012, we established a conflict minerals group, which includes representatives from supply chain management, social responsibility, legal, and internal audit. The group implemented a process to identify within Amazon’s businesses the products that we manufacture or contract to manufacture potentially containing gold, tin, tungsten, or tantalum. Based on that process, we concluded that the conflict minerals rules applied to our Kindle/Fire products, and the group identified, engaged with, and made inquiries of, our suppliers that, based on our reasonable country of origin inquiry, we believed sourced gold, tin, tungsten, or tantalum from the DRC region in 2015.
Identify and assess risk in the supply chain
Our conflict minerals due diligence is based on a survey process in which we request information from our Kindle/Fire suppliers through the Conflict Minerals Reporting Template prepared by the Conflict-Free Sourcing Initiative. In addition, at the end of 2015, we communicated with each of our suppliers to confirm the accuracy of the information provided in their most recent template.
The completed templates were reviewed by members of our conflict minerals group, and the findings were reported to senior management.
Design and implement a strategy to respond to identified risks; engagement with certain suppliers
If we became aware that a supplier for our Kindle/Fire products was sourcing gold, tin, tungsten, or tantalum from the DRC region, we then reviewed the smelters or refiners identified by the supplier against lists of certified conflict-free facilities in order to determine whether the smelter or refiner that processed those minerals had been audited and certified as conflict-free by a reputable independent third party. We actively reviewed and discussed our policy regarding gold, tin, tungsten, and tantalum with each supplier unable to determine the origin of gold, tin, tungsten, or tantalum and we will continue evaluating the results of their efforts.

Report on supply chain due diligence
This report is publicly filed with the SEC and is available at www.amazon.com/ir.
Conclusion
While, for 2015, we identified no suppliers that were sourcing minerals through a supply chain that benefitted armed groups in the DRC region, some of the suppliers for our Kindle/Fire products are still working to determine country of origin and facility information, and other suppliers are still investigating whether the facilities they identified were used to process the gold, tin, tungsten, or tantalum in our Kindle/Fire products. For suppliers that were unable to determine the sources of such minerals, we:

•	actively reviewed and discussed with each such supplier our policy regarding gold, tin, tungsten, and tantalum, and

•	will continue evaluating the results of their efforts in 2016 in order to mitigate the risk that minerals procured by any of our suppliers benefit armed groups in the DRC region.
Annex A below includes a list of known smelters and refiners that may have processed gold, tin, tungsten, or tantalum in the Kindle/Fire products, based on our review of data from several sources, including information reported to us by suppliers for our Kindle/Fire products that provided facility information and information obtained through engagement with processing facilities. Because many of the suppliers for our Kindle/Fire products that provided country of origin and facility information provided this information to us for their entire supply chain, without specifying which facilities contributed gold, tin, tungsten, or tantalum used in components of the Kindle/Fire products, we are unable to validate the accuracy of the list in Annex A, including which of these facilities in fact processed the gold, tin, tungsten, or tantalum used in the Kindle/Fire products.

Annex A

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining And Metallurgical Complex (Ammc)	Uzbekistan
Gold	Alpha	United States
Gold	Argor Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Usa Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Central Bank of the Philippines	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Doduco	Germany
Gold	Dowa Mining Co., Ltd.	Japan
Gold	Eco System Recycling CO., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold And Silver Refinery Share Company Limited	China
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc.	United States
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Inc.	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn Jsc	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Materion Corporation	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	Navoi Mining And Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Niihama Nickel Refinery	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Pt Timah (Persero) Tbk Mentok	Indonesia
Gold	Px Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sempsa Joyeria Plateria SA	Spain
Gold	Shandong Gold Mining Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shanghai Gold Exchange	Uzbekistan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Thaisarco	Thailand
Gold	The Great Wall Gold And Silver Refinery Of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand Ltd.	Thailand
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	A.L.M.T. Corp.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltery	China
Tantalum	Dayu Weiliang Tungsten Co., Ltd.	China
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro Materials Ltd.	China
Tantalum	Fir Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Gmbh Goslar	Germany
Tantalum	H.C. Starck Gmbh Laufenburg	Germany

Tantalum	H.C. Starck Hermsdorf Gmbh	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Kemet Blue Metals	Mexico
Tantalum	Kemet Blue Powder Corporation	United States
Tantalum	King Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil SA	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca SA	Brazil
Tantalum	Mitsui Mining And Smelting Co., Ltd.	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltery Co., Ltd.	China
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant	Kazakhstan
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Asahi Solder Technology (Wuxi) Co., Ltd.	Japan
Tin	China Tin Group Co., Ltd.	China
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa Mining Co., Ltd.	Japan
Tin	Elemetal Refining, LLC	United States
Tin	Empresa Metallurgica Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Heimerle + Meule Gmbh	Germany
Tin	Heraeus Ltd. Hong Kong	China
Tin	Japan New Metals Co., Ltd.	Japan
Tin	Jiangxi Copper Company Limited	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas SA	Brazil
Tin	Mineração Taboca SA	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Mitsui Mining And Smelting Co., Ltd.	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Operaciones Metalurgical SA	Bolivia
Tin	Pt Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	Pt Sumber Jaya Indah	Indonesia
Tin	Pt Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Tin	Soft Metais, Ltda.	Brazil
Tin	Solar Applied Materials Technology Corp.	Taiwan
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Tanaka Kikinzoku Kogyo K.K.	Japan
Tin	Thaisarco	Thailand
Tin	United Precious Metal Refining, Inc.	United States
Tin	White Solder Metalurgia	Brazil
Tin	White Solder Metalurgia E Mineração Ltda.	Brazil
Tin	Xiamen Tungsten Co., Ltd.	China
Tin	Yokohama Metal Co., Ltd.	Japan
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Zhongyuan Gold Smelter Of Zhongjin Gold Corporation	China
Tin	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non ferrous Metals Smelting Co., Ltd	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	China

Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hi-Temp Specialty Metals, Inc.	United States
Tungsten	Hunan Chun Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-Ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Countries of origin from which these facilities may source conflict minerals include:
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bolivia
Brazil
Burundi
Canada
Chile
China
DRC - Congo (Kinshasa)
Estonia
Ethiopia
France
Germany
Ghana
Guinea
Guyana
Hong Kong
India
Indonesia
Italy
Japan
Jersey
Kazakhstan
Kyrgyzstan
Laos
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
South Africa
South Korea
Spain
Suriname
Sweden
Switzerland
Taiwan

Tajikistan
Tanzania
Thailand
Turkey
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe